EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-87315; 333-56798; 333-90136; 333-127501), Form S-3 (No. 333-164896), and Form S-1 (No. 333-169233) of BankAtlantic Bancorp, Inc. of our report dated March 30, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Miami, Florida

March 30, 2012